INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Trustees of Active Assets Money Trust:

In planning and performing our audit of the financial statements of
 Active
Assets Money Trust (the "Fund"),
for the year ended June 30, 2002 (on which we have issued our report dated
 August 7, 2002), we considered
its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Fund's internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to
 assess the expected benefits and
related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting
principles generally accepted in the United States of America. Those controls include the safeguarding of
assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of internal control to
future periods are subject to the
risk that the internal control may become inadequate because of changes in
conditions or that the degree of
compliance with policies or procedures may deteriorate.

Our consideration of the Fund's internal control would not necessarily disclose all matters in the internal
control that might be material weaknesses under standards established by the
American Institute of Certified
Public Accountants.  A material weakness is a condition in which the design
 or
operation of one or more of
the internal control components does not reduce to a relatively low level the risk that misstatements caused
by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the Fund's internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of June 30, 2002.

This report is intended solely for the information and use of management, the
Shareholders and Board of
Trustees of Active Assets Money Trust, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




Deloitte & Touche LLP
New York, New York
August 7, 2002